                                   Exhibit (23)(a)
                                   ---------------

                    Consent of Ernst & Young

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Boatmen's Bancshares, Inc. for the registration of 411,721 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 1993, with respect to the consolidated financial statements of Boatmen's Bancshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.


 /s/ Ernst & Young

St. Louis, Missouri

February 3, 1994